Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Katherine Esber

U.S. Bank National Association

10 West Broad Street

Columbus, Ohio 43215

(614) 232-8019

(Name, address and telephone number of agent for service)

M/I Homes, Inc.*

(Exact name of obligor as specified in its charter)

Ohio	31-1210837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(See table of co-obligors on the following page)

4.95% Senior Notes due 2028

and Guarantees of 4.95% Senior Notes due 2028

(Title of the indenture securities)

* See Table of Co-Obligors on following page

TABLE OF CO-OBLIGORS

The following direct and indirect wholly-owned subsidiaries of M/I Homes, Inc. are guarantors of M/I Homes, Inc.’s obligations under the 4.95% Senior Notes due 2028 and are co-obligors.

Exact name of co-obligor as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
MHO Holdings, LLC	Florida	75-3087795
MHO, LLC	Florida	75-3087795
M/I Homes Development I, LLC	Delaware	31-1210837
M/I Homes First Indiana LLC	Indiana	31-1210837
M/I Homes of Alabama, LLC	Delaware	82-2704421
M/I Homes of Austin, LLC	Ohio	80-0739449
M/I Homes of Central Ohio, LLC	Ohio	36-4530649
M/I Homes of Charlotte, LLC	Delaware	73-1668983
M/I Homes of Chicago, LLC	Delaware	41-2240732
M/I Homes of Cincinnati, LLC	Ohio	37-1466139
M/I Homes of DC, LLC	Delaware	73-1668967
M/I Homes of Delaware, LLC	Delaware	32-0441087
M/I Homes of DFW, LLC	Delaware	46-3294033
M/I Homes of Florida, LLC	Florida	75-3087790
M/I Homes of Houston, LLC	Delaware	80-0569230
M/I Homes of Indiana, L.P.	Indiana	04-3661814
M/I Homes of Michigan, LLC	Delaware	82-3654896
M/I Homes of Minneapolis/St. Paul, LLC	Delaware	47-4772043
M/I Homes of Orlando, LLC	Florida	75-3087793
M/I Homes of Raleigh, LLC	Delaware	73-1668974
M/I Homes of San Antonio, LLC	Delaware	80-0687761
M/I Homes of Sarasota, LLC	Delaware	47-4842229
M/l Homes of Tampa, LLC	Florida	75-3087792
M/I Homes of West Palm Beach, LLC	Florida	75-3087794
M/I Homes Second Indiana LLC	Indiana	31-1210837
M/I Homes Service, LLC	Ohio	31-1626248
Northeast Office Venture, Limited Liability Company	Delaware	31-1444839
Prince Georges Utilities, LLC	Maryland	27-2403139
The Fields at Perry Hall, L.L.C.	Maryland	52-2293749
Wilson Farm, L.L.C.	Maryland	52-2009441

*	The address, including zip code, of each co-obligor’s principal executive offices is the same as that of M/I Homes, Inc.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Items 3-15.	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as trustee.

Item 16.	LIST OF EXHIBITS. List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, Ohio on the 5th day of March, 2020.

By:	/s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 2 Office of the Comptroller of the Currency Washington, Dc 20219 CERTIFICATE OF CORPORATE EXISTENCE I, Joseph Otting, Comptroller of the Currency, do hereby certify that: The Comptroller of the Currency, pursuant to Revised Statuses 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and suspervision of all national banking associations. ‘‘U.S. Bank National Association,” Cincinnati, Ohio

Exhibit 3 Office of the Comptroller of the Currency Washington,DC 20219 CERTIFICATE OF FIDUCIARY POWERS I, Joseph Otting, Comptroller of the Currency, do hereby certify that: 1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, December 10,2019, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Depatment of the Treasury, in the City of Washington, District of Columbia. Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 5, 2020

By:	/s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 12/31/2019 ($000’s) Assets a12/31/2019 Cash and Balances Due From Depository Institutions a$22,256,667 Securities a120,982,766 Federal Funds a881,341 Loans & Lease Financing Receivables a297,660,359 Fixed Assets a5,895,381 Intangible Assets a12,915,451 Other Assets a25,412,255 Total Assets a$486,004,220 Liabilities a Deposits a$374,303,872 Fed Funds a1,094,396 Treasury Demand Notes a0 Trading Liabilities a769,407 Other Borrowed Money a41,653,916 Acceptances a0 Subordinated Notes and Debentures a3,850,000 Other Liabilities a14,940,126 Total Liabilities a$436,611,717 Equity a Common and Preferred Stock a18,200 Surplus a14,266,915 Undivided Profits a34,306,761 Minority Interest in Subsidiaries a800,627 Total Equity Capital a$49,392,503 Total Liabilities and Equity Capital a $486,004,220